Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

Nov. 10, 2014

SEARS HOLDINGS CORPORATION ANNOUNCES SEARS CANADA RIGHTS OFFERING FULLY SUBSCRIBED

Sears Holdings Corporation (NASDAQ: SHLD or “Sears Holdings”) today announced that its rights offering of 40,000,000 common shares of Sears Canada Inc. (“Sears Canada”), which closed on November 7, 2014, has been oversubscribed. Accordingly, Sears Holdings will receive aggregate gross proceeds of $380 million. Sears Holdings has received approximately $270 million in gross proceeds to date and expects to receive the remaining $110 million by November 13, 2014.

Sears Holdings will distribute a total of 40,000,000 shares of Sears Canada to the holders of subscription rights who validly exercised their basic subscription rights (and over-subscription privilege, if applicable) and paid the subscription price in full. Sears Holdings expects Computershare to finish tabulating the results of the rights offering on November 13, 2014, including proration in respect of the over-subscription privilege. The common shares of Sears Canada are being distributed by way of direct registration in book-entry form. No physical share certificates will be issued.

If you have questions about the rights offering of Sears Canada common shares, please contact Georgeson Inc., Sears Holdings’ information agent, by calling (866) 741-9588 (toll-free) or emailing SearsCanadaOffer@georgeson.com. If you held and exercised your subscription rights through a broker, dealer, custodian bank or other nominee, please contact your broker, dealer, custodian bank or other nominee.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy common shares of Sears Canada, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The sale of the securities offered in the Sears Canada rights offering will only be made by means of the prospectus filed by Sears Canada with the OSC and the prospectus, and registration statement of which it forms a part, filed by Sears Canada with the SEC.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the dates on which actions relating to the rights offering are expected to occur, and other statements that describe Sears Holdings’ plans. Whenever used, words such as “will,”

“expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering, and the operational and financial profile of the Company or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus contained in the registration statement filed with the SEC by Sears Canada with respect to the rights offering. A detailed description of other risks relating to Holdings are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members – wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.